UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

PremierWest Bancorp (the “Company”) issued a press release announcing that it intends to file an amendment to its Articles of Incorporation with the Oregon Secretary of State to effect a one-for-ten reverse stock split of the shares of the Company’s common stock issued and outstanding as of February 10, 2011 (the “Reverse Split”), and that the Reverse Split will be effective upon filing on February 10, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. You should not place undue reliance on forward-looking statements and, except as required by applicable law, we undertake no obligation to update any such statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2009, and other filings with the SEC. The Company makes forward-looking statements in this Current Report related to the intended filing date of an amendment to its Articles of Incorporation and completion and timing of the reverse stock split.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011	By:	PREMIERWEST BANCORP (Registrant) /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Administrative Officer